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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 _____________

                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of report (Date of earliest event reported):  January 20, 2000



                        CARRAMERICA REALTY CORPORATION
              (Exact Name of Registrant as Specified in Charter)


         Maryland                          001-11706                        52-1796339
(State or Other Jurisdiction              (Commission                      (IRS Employer
    of Incorporation)                     File Number)                 Identification Number)

1850 K Street, N.W., Suite 500, Washington, D.C.                              20006
   (Address of Principal Executive Offices)                                 (Zip Code)


                                (202) 729-1000
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

         On January 20, 2000, CarrAmerica Realty Corporation ("CarrAmerica") and its executive office suites affiliate, HQ Global Workplaces, Inc. ("HQ"), executed an agreement and plan of merger (the "Merger Agreement") pursuant to which VANTAS Incorporated ("VANTAS") will be merged with and into HQ (the "Merger"), at an agreed aggregate enterprise value of approximately $1 billion. CarrAmerica currently owns approximately 93% of the equity interests in HQ and Reckson Service Industries, Inc. d/b/a FrontLine Capital Group ("RSI") currently owns approximately 82% of VANTAS. The surviving corporation will do business as HQ Global Workplaces, Inc. and its executive management team will be comprised mainly of current HQ executives. Both HQ and VANTAS are companies engaged in the business of owning and operating business centers that provide office facilities and business support services.

         In connection with the Merger, (i) each share of VANTAS common stock will be converted into the right to receive $8.00 per share in cash and (ii) each share of VANTAS convertible preferred stock outstanding will convert into the right to receive that number of shares of HQ that equals the product of the number of shares of VANTAS common stock that such stockholder would have been entitled to receive had it converted its shares immediately prior to the Merger and the Conversion Ratio (as defined in the Merger Agreement, which is attached hereto as Exhibit 10.1), subject to adjustment as provided in the Merger Agreement. RSI deposited $35 million in cash to collateralize VANTAS's obligations under the Merger Agreement. Such deposit will be paid to HQ and/or its shareholders (including CarrAmerica) if the Merger fails to close for certain specified reasons, in which event, after such payment, VANTAS, RSI and the other parties will have no further obligations in connection with the transactions.

         Simultaneously with the execution of the Merger Agreement, (i) CarrAmerica and RSI executed a stock purchase agreement pursuant to which RSI will purchase from CarrAmerica (and other HQ Holders (as defined below) if they so elect) certain of their securities in HQ and (ii) Carr America, RSI and VANTAS executed a stock purchase agreement pursuant to which HQ will purchase from CarrAmerica all of its debt and equity interests in OmniOffices (UK) Limited and OmniOffices (Lux) 1929 Holding Company S.A., two companies engaged in the executive office suites business outside the United States. Upon consummation of the Merger and the transactions contemplated thereby, CarrAmerica and the other current stockholders of HQ common stock (collectively, including CarrAmerica, the "HQ Holders") collectively will receive cash in an amount equal to $380 million less any amounts necessary to pay off indebtedness of HQ existing at the time of the Merger and will own approximately 19% of the equity of the surviving corporation, which equity initially is valued in the transaction at approximately $120 million.

         At the closing, CarrAmerica also will enter into a stockholders agreement (the "Stockholders Agreement") with RSI, HQ and certain of the other HQ Holders which will provide CarrAmerica (and such other HQ Holders) with a right to put its shares of HQ (the "Shares") to RSI at various times during the two years subsequent to the Merger if an initial public offering of HQ has not occurred. The put right provides that up to $20 million of the Shares may be put to RSI in November 2000, up to 50% of the remaining Shares may be put to RSI in December 2001 and any remaining Shares may be put to RSI in July 2002. The purchase price payable by RSI pursuant to each put is payable in cash or RSI common stock (valued at the time of closing under the put), at RSI's option. With respect to the second put only (December 2001), RSI may elect to pay the consideration in the form of a note which will mature in July 2002. The put price with respect to the first $20 million of the Shares is at a per share price equal to the greater of the initial value of a Share at the time of the Merger, the fair market value of a Share as of October 31, 2000 and the highest price per Share (or the implied value of a Share in connection with the issuance of any convertible security of HQ) received by RSI or HQ in any sale or issuance thereof from and after the consummation of the Merger and the transactions contemplated in connection therewith and November 15, 2000. Any Shares subsequently put to RSI are payable at the fair market value of the Shares at the time of the put.

         Upon consummation of the Merger and the transactions contemplated thereby, RSI will control a majority of the board of directors of HQ; however, the Stockholders Agreement grants the HQ Holders that are parties to the Stockholders Agreement certain rights to representation on HQ's board of directors. As a result of these rights, it is expected that CarrAmerica will have the right to elect one director to the HQ board of directors. The Stockholders Agreement also provides those HQ Holders with participation rights, tag-along rights and a limited right of first offer with respect to RSI's Shares, and grants RSI a right of first offer with respect to those Holders' Shares.

         The Stockholders Agreement also imposes certain restrictions on the operations of HQ going forward that are designed to permit CarrAmerica to retain a continuing equity investment in HQ without jeopardizing CarrAmerica's status as a real estate investment trust. First, HQ will agree to elect to be treated as a "taxable REIT subsidiary" under the Internal Revenue Code so long as CarrAmerica retains at least a 10% interest in HQ. Second, through January 1, 2001, HQ will not engage in various transactions that would result in CarrAmerica owning more than 10% of the voting securities of HQ. Third, through July 2002, HQ will agree not to engage in certain transactions that would cause CarrAmerica not to meet one of the asset tests applicable to REITs. Finally, HQ will agree not to undertake any transaction that would result in recognition by CarrAmerica of more than $25 million of taxable income or gain in 2000 (other than the transactions contemplated by the Merger Agreement) or more than $75 million of taxable income or gain in 2001. HQ also will agree to provide advance notice of transactions that would trigger a significant amount of gain for CarrAmerica through 2003.

         CarrAmerica or its affiliates will enter into the following three intercompany agreements upon consummation of the Merger and the transactions contemplated thereby: (i) a Lease Procurement Services Agreement, pursuant to which Carr Real Estate Services, Inc., CarrAmerica's leasing affiliate, will provide leasing services to HQ in certain geographic markets; (ii) a Project Management Services Agreement, pursuant to which CarrAmerica Development, Inc., CarrAmerica's development affiliate, will provide project management services associated with the design, construction and furnishing of the HQ business centers in certain geographic markets; and (iii) a Joint Marketing and Cross Selling Agreement, pursuant to which CarrAmerica will maintain a strategic marketing alliance with HQ.

         On January 21, 2000, CarrAmerica also announced that its board of directors has authorized the repurchase of up to $100 million of its outstanding shares of common stock, which will be purchased from time to time in the open market and privately negotiated purchases at management's discretion. Subject to applicable securities laws, share purchase decisions will be made by management based on market conditions and other factors. The share repurchase program will be funded from proceeds received from the HQ Global Workplaces, Inc. transaction and will be implemented in conjunction with floating rate debt repayments.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements.

              Not applicable.

         (b)  Pro Forma Financial Information.

              Not applicable.

         (c)  Exhibits.

              Exhibit Number   Description of Exhibit
              --------------   ----------------------
              10.1             Agreement and Plan of Merger by and among HQ
                               Global Workplaces, Inc., CarrAmerica Realty
                               Corporation, VANTAS Incorporated and Reckson
                               Service Industries, Inc., dated as of January 20,
                               2000

              10.2 Form of Stockholders Agreement among Reckson Service Industries, Inc., HQ Global Workplaces, Inc., CarrAmerica Realty Corporation and the other parties named therein

              10.3 Stock Purchase Agreement between CarrAmerica Realty Corporation and Reckson Service Industries, Inc., dated as of January 20, 2000

              10.4 Stock Purchase Agreement among CarrAmerica Realty Corporation, OmniOffices (UK) Limited, OmniOffices (Lux) 1929 Holding Company S.A., VANTAS Incorporated and Reckson Service Industries, Inc., dated as of January 20, 2000

              10.5 Form of Indemnification and Escrow Agreement by and among Reckson Service Industries, Inc., CarrAmerica Realty Corporation and the other parties named therein

              99.1 Press Release of CarrAmerica Realty Corporation dated January 21, 2000


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CARRAMERICA REALTY CORPORATION



                              By: /s/ Karen B. Dorigan
                                  --------------------------
                                  Karen B. Dorigan
                                  Managing Director



Date:  February 3, 2000


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                                 EXHIBIT INDEX

Exhibit
Number       Description of Exhibit
------       ----------------------

10.1 Agreement and Plan of Merger by and among HQ Global Workplaces, Inc., CarrAmerica Realty Corporation, VANTAS Incorporated and Reckson Service Industries, Inc., dated as of January 20, 2000

10.2 Form of Stockholders Agreement among Reckson Service Industries, Inc., HQ Global Workplaces, Inc., CarrAmerica Realty Corporation and the other parties named therein

10.3 Stock Purchase Agreement between CarrAmerica Realty Corporation and Reckson Service Industries, Inc., dated as of January 20, 2000

10.4 Stock Purchase Agreement among CarrAmerica Realty Corporation, OmniOffices (UK) Limited, OmniOffices (Lux) 1929 Holding Company S.A., VANTAS Incorporated and Reckson Service Industries, Inc., dated as of January 20, 2000

10.5 Form of Indemnification and Escrow Agreement by and among Reckson Service Industries, Inc., CarrAmerica Realty Corporation and the other parties named therein

99.1         Press Release of CarrAmerica Realty Corporation dated January 21,
             2000